Exhibit 99.1

PRESS RELEASE
XO Communications Wins Ruling in Litigation with Level 3 Communications
HERNDON, VA — November 5, 2007 — XO Communications today announced that the Court of Chancery of the State of Delaware has ruled in favor of XO Communications’ complaint for declaratory judgment and injunctive relief preventing Level 3 from interfering with XO Communications’ business operations and directing Level 3 to specifically perform its duties and obligations under its fiber agreements with XO Communications.
Last year, XO Communications filed a complaint with the Court to force Level 3 to cooperate with XO Communications as it lit fiber acquired from Level 3. In its ruling on November 2, 2007, the Court determined that XO Communications has the unfettered right to light fiber it acquired from Level 3 and required Level 3 to provide XO Communications the power and access it needs in order to continue to light fiber for its own network use and use of third party customers.
“We are very pleased with the Court’s decision, which confirmed XO’s right to these facilities and Level 3’s obligations to provide services under the agreement,” said Carl Grivner, chief executive officer of XO Communications. “This decision will remove any uncertainty regarding XO’s rights to its fiber plant, and will spur the continued expansion in the capabilities of the XO nationwide fiber optic network. With rising demand for bandwidth by businesses and service providers, XO Communications is at the epicenter of today’s broadband boom, providing high-capacity network services to domestic and international telecom companies, cable companies, content providers and mobile wireless service providers.”
In 1998, the two companies entered into an agreement to collaboratively develop a fiber optics network. Level 3 was to lay the fiber network while XO Communications purchased an indefeasible right of use in part of that network. Subsequently through other related agreements, XO Communications also agreed to purchase wavelength services from Level 3. Level 3 argued that these related agreements stripped XO of its right to light the fiber it had acquired from Level 3. The court disagreed with Level 3’s position and determined that the subsequent agreements did not “in any way modify, alter, terminate, or suspend the rights XO acquired to light fiber it acquired from Level 3, or to provide, for its own purposes or to third parties, wavelength services utilizing such fiber.”
About XO Communications
XO Communications, a subsidiary of XO Holdings, Inc. (OTCBB: XOHO.OB), is a leading provider of 21st century communications services for businesses and communications services providers, including 50 percent of the Fortune 500 and leading cable companies, carriers, content providers, and mobile operators. Utilizing its unique and powerful nationwide IP network and extensive local metro networks and broadband wireless facilities, XO offers customers a broad range of managed voice, data and IP services in 75 metropolitan markets across the United States. For more information, visit www.xo.com.
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Cautionary Language Concerning Forward-Looking Statements
The statements contained in this release that are not historical facts are “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. These statements include those describing results of litigation, the benefit from new initiatives and enhancements to the enterprise and carrier markets, our ability to continue our growth in data and IP services, and our ability to benefit from increased network capacity and additional services from our long haul network. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of XO Communications, LLC may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, our ability to prevail in litigation including the appellate process, generate sufficient capital or to refinance our current credit facility to execute our capital expenditure plans, as well as the risk factors described from time to time in the reports filed by XO Holdings, Inc. with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2006 and its quarterly reports on Form 10-Q. XO Holdings, Inc. undertakes no obligation to update any forward-looking statements.
Media Contact:
Chad Couser / XO Communications
T: 703-547-2746
E: chad.couser@xo.com